Exhibit 10.35

CARTESIAN, INC.
EQUITY INCENTIVE PLAN
AMENDED STOCK OPTION AGREEMENT
Unless otherwise defined herein, the terms defined in the Cartesian, Inc. (the “Company”) Equity Incentive Plan (the "Plan") shall have the same defined meanings in this Amended Option Agreement.

I.	NOTICE OF STOCK OPTION GRANT

Name:             John Ferrara
Address:         34 Black Rock Road, Cohasset, MA 02025

You have been granted an option to purchase Common Stock of the Company, subject to the terms and conditions of the Plan and this Amended Option Agreement, as follows:

Date of Grant	September 28, 2016
Exercise Price per Share	$1.25
Total Number of Shares Subject to Option	Fifty Thousand (50,000)
Total Exercise Price	$62,500
Type of Option:	Nonstatutory Stock Option
Term/Expiration Date:	September 28, 2026
Vesting Schedule:
Per resolution of the Compensation Committee of the Cartesian Board of Directors dated November 14, 2017, the Option will vest as of November 14, 2017; provided, however, that no part of such Option will be exercisable if the Confidential Severance Agreement and Full and General Release between the Employee and Company, dated November 15, 2017 (“Severance Agreement”), has been revoked by Employee pursuant to Section 12(f) of the Severance Agreement (the “Non-Revocation Condition”).
Exercisability and Termination Period:
If Optionee ceases to be an Employee for any reason (including Death or Disability) other than having been terminated for Cause (in which case the Option will expire on Optionee's termination date as an Employee), Optionee may exercise that portion of the Option that was vested as of the date Optionee ceased to be an Employee until the earlier of (i) the Term/Expiration Date as provided above and (ii) four months after the date Optionee ceased to be an Employee; provided, hoewever, that the Option will be exercisable if the Non-Revocation Condition has been satisfied. In no event shall this Option be exercised later than the Term/Expiration Date as provided above. As used in this agreement “Term” shall mean the period during which Optionee would be entitled to exercise the Option as described in this paragraph, provided that the Non-Revocation Condition has been satisfied.

II.	AGREEMENT

A.Grant of Option.
The Plan Administrator of the Company hereby grants to the Optionee named in the Notice of Grant attached as Part I of this Agreement (the “Optionee”) an option (the “Option”) to purchase the number of Shares, as set forth in the Notice of Grant, at the exercise price per share set forth in the Notice of Grant (the “Exercise Price”), subject to the terms and conditions in this Amended Option agreement and in the Plan, which is incorporated herein by reference. Subject to Section 16(c) of the Plan, in the event of a conflict between the terms and conditions of the Plan and the terms and conditions of this Amended Option Agreement, the terms and conditions of the Plan shall prevail.
If designated in the Notice of Grant as an Incentive Stock Option (“ISO”), this Option is intended to qualify as an Incentive Stock Option under Section 422 of the Code. However, if this Option is intended to be an Incentive Stock Option, to the extent that it exceeds the $100,000 rule of Code Section 422(d) it shall be treated as a Nonstatutory Stock Option (“NSO”).

B.Exercise of Option.

(a)Right to Exercise. This Option is exercisable during its Term in accordance with the applicable terms and conditions of the Plan and this Amended Option Agreement.

(b)Method of Exercise. This Option is exercisable by delivery of an exercise notice, in the form attached as Exhibit A (the “Exercise Notice”), which shall state the election to exercise the Option, the number of Shares in respect of which the Option is being exercised (the “Exercised Shares”), and such other representations and agreements as may be required by the Company in this Amended Option Agreement (including that the Non-Revocation Condition has been satisfied) and pursuant to the provisions of the Plan. The Exercise Notice shall be completed by the Optionee and delivered to the Company. The Exercise Notice shall be accompanied by payment of the aggregate Exercise Price as to all Exercised Shares. This Option shall be deemed to be exercised upon receipt by the Company of such fully executed Exercise Notice accompanied by such aggregate Exercise Price.
No Shares shall be issued pursuant to the exercise of this Option unless such issuance and exercise complies with Applicable Laws. Assuming such compliance, for income tax purposes the Exercised Shares shall be considered transferred to the Optionee on the date the Option is exercised with respect to such Exercised Shares.

C.Method of Payment.
Payment of the aggregate Exercise Price shall be by any of the following, or a combination thereof, at the election of the Optionee:

1.cash; or
2.check; or
3.consideration received by the Company under a cashless exercise program implemented by the Company in connection with the Plan, including a "net exercise" arrangement as permitted under the Plan.

D.Non-Transferability of Option.
This Option may not be transferred in any manner otherwise than by will or by the laws of descent or distribution and may be exercised during the lifetime of Optionee only by the Optionee. The terms of the Plan and this Amended Option Agreement shall be binding upon the executors, administrators, heirs, successors and assigns of the Optionee.

E.Term of Option.
This Option may be exercised only within the Term, and may be exercised during such Term only in accordance with the Plan and the terms and conditions of this Amended Option Agreement.

F.Tax Consequences.
Some of the federal tax consequences relating to this Option, as of the date of this Option, are set forth below. THIS SUMMARY IS NECESSARILY INCOMPLETE, AND THE TAX LAWS AND REGULATIONS ARE SUBJECT TO CHANGE. THE OPTIONEE SHOULD CONSULT A TAX ADVISER BEFORE EXERCISING THIS OPTION OR DISPOSING OF THE SHARES.

G.Exercising the Option.

1.Nonstatutory Stock Option. The Optionee may incur regular federal income tax liability upon exercise of a NSO. The Optionee will be treated as having received compensation income (taxable at ordinary income tax rates) equal to the excess, if any, of the Fair Market Value of the Exercised Shares on the date of exercise over their aggregate Exercise Price. If the Optionee is an Employee or a former Employee, the Company will be required to withhold from his or her compensation or collect from Optionee and pay to the applicable taxing authorities an amount in cash equal to a percentage of this compensation income at the time of exercise, and may refuse to honor the exercise and refuse to deliver Shares if such withholding amounts are not delivered at the time of exercise.

2.Incentive Stock Option. If this Option qualifies as an ISO, the Optionee will have no regular federal income tax liability upon its exercise, although the excess, if any, of the Fair Market Value of the Exercised Shares on the date of exercise over their aggregate Exercise Price will be treated as an adjustment to alternative minimum taxable income for federal tax purposes and may subject the Optionee to alternative minimum tax in the year of exercise. In the event that the Optionee ceases to be an Employee but remains a Service Provider, any Incentive Stock Option of the Optionee that remains unexercised shall cease to qualify as an Incentive Stock Option and will be treated for tax purposes as a Nonstatutory Stock Option on the date three (3) months and one (1) day following such change of status.

3.Disposition of Shares.

(a)NSO. If the Optionee holds NSO Shares for at least one year, any gain realized on disposition of the Shares will be treated as long-term capital gain for federal income tax purposes.

(b)ISO. If the Optionee holds ISO Shares for at least one year after exercise and two years after the grant date, any gain realized on disposition of the Shares will be treated as long-term capital gain for federal income tax purposes. If the Optionee disposes of ISO Shares within one year after exercise or two years after the grant date, any gain realized on such disposition will be treated as compensation income (taxable at ordinary income rates) to the extent of the excess, if any, of the lesser of (A) the difference between the Fair Market Value of the Shares acquired on the date of exercise and the aggregate Exercise Price, or (B) the difference between the sale price of such Shares and the aggregate Exercise Price. Any additional gain will be taxed as capital gain, short-term or long-term depending on the period that the ISO Shares were held.

(c)Notice of Disqualifying Disposition of ISO Shares. If the Optionee sells or otherwise disposes of any of the Shares acquired pursuant to an ISO on or before the later of (i) two years after the grant date, or (ii) one year after the exercise date, the Optionee shall immediately notify the Company in writing of such disposition. The Optionee agrees that he or she may be subject to income tax withholding by the Company on the compensation income recognized from such early disposition of ISO Shares by payment in cash or out of the current earnings paid to the Optionee.

H.Alternative Treatment of Options upon Occurrence of Certain Transactions
In the event that the Company is a party to a merger or consolidation, or in the event of a sale of all or substantially all of the Company’s stock or assets, the Administrator may take any of the following actions with respect to the Options outstanding on the effective date of the transaction, provided that the Non-Revocation Condition has been satisfied:

1.Continuation of the Option by the Company (if the Company is the surviving corporation).

2.Assumption of the Option by the surviving corporation or its parent in a manner that complies with Code Section 424(a) (whether or not the Option is an ISO).

3.Substitution by the surviving corporation or its parent of a new option for the Option in a manner that complies with Code Section 424(a) (whether or not the Option is an ISO).

4.Cancellation of the Option and a payment to the Optionee with respect to each Share subject to the portion of the Option that is vested as of the transaction date equal to the excess of (A) the value, as determined by the Board in its absolute discretion, of the property (including cash) received by the holder of a share of Stock as a result of the transaction, over (B) the per-Share Exercise Price of the Option (such excess, the “Spread”).  Such payment shall be made in the form of cash, cash equivalents, or securities of the surviving corporation or its parent having a value equal to the Spread.  In addition, any escrow, holdback, earn-out or similar provisions in the transaction agreement may apply to such payment to the same extent and in the same manner as such provisions apply to the holders of Stock.  If the Spread applicable to an Option is zero or a negative number, then the Option may be cancelled without making a payment to the Optionee.

I.Entire Agreement; Governing Law.
The Plan is incorporated herein by reference. The Plan and this Amended Option Agreement, together with the Severance Agreement , and the agreements referenced therein, constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Optionee with respect to the subject matter hereof and thereof, and may not be modified adversely to the Optionee's interest except by means of a writing signed by the Company and Optionee. This agreement is governed by the internal substantive laws, but not the choice of law rules, of Kansas.

J.NO GUARANTEE OF CONTINUED SERVICE.
OPTIONEE ACKNOWLEDGES AND AGREES THAT THIS AMENDED OPTION AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREUNDER DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED ENGAGEMENT AS AN EMPLOYEE FOR ANY PERIOD, OR AT ALL, AND SHALL NOT INTERFERE WITH OPTIONEE'S RIGHT OR THE COMPANY'S RIGHT TO TERMINATE OPTIONEE'S RELATIONSHIP AS A SERVICE PROVIDER AT ANY TIME, WITH OR WITHOUT CAUSE.

By your signature and the signature of the Company's representative below, you and the Company agree that this Option is granted under and governed by the terms and conditions of the Plan and this Amended Option Agreement. Optionee has reviewed the Plan and this Amended Option Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Amended Option Agreement and fully understands all provisions of the Plan and Amended Option Agreement. Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions relating to the Plan and Amended Option Agreement. Optionee further agrees to notify the Company upon any change in the residence address indicated below.

OPTIONEE:	CARTESIAN, INC.

/s/ JOHN C. FERRARA	/s/ PETER WOODWARD
Signature	By

John C. Ferrara	Peter Woodward
Print Name	Print Name

CEO
Residence Address	Title

EXHIBIT A
CARTESIAN, INC.
Equity Incentive Plan
EXERCISE NOTICE

Cartesian, Inc.
7300 College Blvd., Suite 302
Overland Park, KS 66210

1.Exercise of Option. Effective as of today, ________________, _____, the undersigned (“Purchaser”) hereby elects to purchase ______________ shares (the “Shares”) of the Common Stock of Cartesian, Inc. (the “Company”) under and pursuant to the Cartesian, Inc. Equity Incentive Plan (the “Plan”) and the Amended Stock Option Agreement dated March 30, 2017 (the “Amended Option Agreement”). The purchase price for the Shares shall be $1.25, as required by the Amended Option Agreement.

2.Delivery of Payment. Purchaser herewith delivers to the Company the full purchase price for the Shares.

3.Representations, Warranties, Acknowledgements and Agreements of Purchaser. Purchaser (i) acknowledges that Purchaser has received, read and understood the Plan and the Amended Option Agreement and agrees to abide by and be bound by their terms and conditions, and (ii) represents and warrants that the Non-Revocation condition (as defined in the Amended Option Agreement) has been satisfied.

4.Rights as Shareholder. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the Shares, no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Optioned Stock, notwithstanding the exer-cise of the Option. The Shares so acquired shall be issued to the Optionee as soon as practicable after exercise of the Option. No adjustment will be made for a dividend or other right for which the record date is prior to the date of issuance, except as provided in Section 13 of the Plan.

5.Tax Consultation. Purchaser understands that Purchaser may suffer adverse tax consequences as a result of Purchaser's purchase or disposition of the Shares. Purchaser represents that Purchaser has consulted with any tax consultants Purchaser deems advisable in connection with the purchase or dis-position of the Shares and that Purchaser is not relying on the Company for any tax advice.

6.Entire Agreement; Governing Law. The Plan and Amended Option Agreement are incorporated herein by reference. This Agreement, the Plan and the Amended Option Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Purchaser with respect to the subject matter hereof, and may not be modified adversely to the Purchaser's interest except by means of a writing signed by the Company and Purchaser. This agreement is governed by the internal substantive laws, but not the choice of law rules, of Massachusetts.

Submitted by:	Accepted by:

PURCHASER:	CARTESIAN, INC.

Signature	By

Print Name

Address:	Address:
CARTESIAN, INC.
7300 College Blvd. Suite 302
Overland Park, KS 66210

Date Received